SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Fidelity Select Portfolios

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Campaign Text:

Hi, this is Greg with the Broadridge Proxy Services Center reaching out regarding your investment in the Fidelity Advisor Health Care Fund.

There is a shareholder meeting scheduled for May 12, 2026, and our records show we have not received your vote.

Please review the proposal and vote your shares today to avoid additional outreach efforts.

Vote now:

[VOTE LINK]

To review the meeting proposals please click the following link:

[STATEMENT LINK]

Questions? Call 888-381-8296

Reply STOP to opt out of text messages.

Adjournment:

Hi, this is Greg with the Broadridge Proxy Services Center reaching out regarding your investment in the Fidelity Advisor Health Care Fund.

The special meeting of shareholders has been adjourned to Month/Day/Year, and our records show we have not received your vote.

Please review the proposal and vote your shares today to avoid additional outreach efforts.

Vote now:

[VOTE LINK]

To review the meeting proposals please click the following link:

[STATEMENT LINK]

Questions? Call 888-381-8296

Reply STOP to opt out of text messages.

Urgent:

Hi, this is Greg with the Broadridge Proxy Services Center reaching out regarding your investment in the Fidelity Advisor Health Care Fund.

Our records show that we have not received your vote for the special meeting of shareholders with just [XX] days until the meeting. Please review the proposal and vote your shares today to avoid additional outreach efforts!

Vote now:

[VOTE LINK]

To review the meeting proposals please click the following link:

[STATEMENT LINK]

Questions? Call 888-381-8296

Reply STOP to opt out of text messages.